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                                                                       Exhibit 5

                            JOINT REPORTING AGREEMENT

        Joint Reporting Agreement dated as of January 29, 2002 among Sidney Craig, Jenny Craig, Craig Enterprises, Inc., a Delaware corporation, SJF Enterprises, Inc., a Delaware corporation, and DA Holdings, Inc., a California corporation.

        WHEREAS, each of the parties hereto desires in accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, to make a joint filing of Schedule 13D with respect to the beneficial ownership by the undersigned of Common Stock of Jenny Craig, Inc., a Delaware corporation (the "Company").

        NOW, THEREFORE, the undersigned agree that the Amendment No. 4 to
Schedule 13D dated January 27, 2002 with respect to the beneficial ownership by the undersigned of shares of Common Stock of the Company shall be deemed to be filed on behalf of each of the undersigned.

        This Joint Reporting Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the undersigned have executed this Joint Reporting Agreement as of the date first set forth above.

                                            /s/ Sidney Craig
                                            ------------------------------------
                                            SIDNEY CRAIG

                                            /s/ Jenny Craig
                                            ------------------------------------
                                            JENNY CRAIG

                                            CRAIG ENTERPRISES, INC.


                                            By: /s/ Sidney Craig
                                                --------------------------------
                                                Sidney Craig, Chairman

                                            SJF ENTERPRISES, INC.


                                            By: /s/ Sidney Craig
                                                --------------------------------
                                                Sidney Craig, Chairman

                                            DA HOLDINGS, INC.


                                            By: /s/ Sidney Craig
                                                --------------------------------
                                                Sidney Craig, Chairman